Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

FOR THOMAS A. CULLEN

This Separation Agreement and Release (this "Agreement") is entered into between Charter Communications, Inc. (the "Company" or "Charter") and me, Thomas A. Cullen ("Cullen", "me" or "I"), to settle all issues between us in connection with my separation from employment. The Company and I agree as follows:

(a). Benefits Payable: In exchange for this Agreement, the Company will provide me with:

    Separation Pay of 65 weeks' regular pay at $5,769.24 per week (reduced for all applicable withholding taxes). This Separation Pay will be made in the form of salary continuation payments and will be paid on regular company paydays. Payments will commence the first payday as soon as administratively possible after this Agreement has been fully executed and received by the Corporate Human Resources Department and the 7 day revocation period described below has expired. The first Separation Payment may exceed a full pay period, as it will cover the period from my Separation Date (which is defined below) through the date of the first payment. Subsequent payments, if any, will cover full pay periods or a partial pay period to cover the unpaid balance. The period of time from my Separation Date through the date of my last Separation Payment will be called the Severance Period and will end on July 30, 2006.

    Any health benefits (medical, dental, vision, prescription, health care flexible spending account) that I received while employed will be continued through April 30, 2005 which is the "Benefits Period." If the Benefits Period is earlier than the end of my Severance Period and I wish to continue medical, dental, prescription, vision, or flexible spending account benefits coverage after the Benefits Period, I must elect COBRA coverage and make timely payments in accordance with the terms outlined in the COBRA notice, which the Company will issue to me. I will receive a one-time payment of $10,347.00 (net after deduction of taxes and other required withholdings), which I may use to cover COBRA payments or for any other purpose I may keep this payment regardless of whether I elect COBRA coverage.

    Any stock options that I have been granted will continue to vest during the Severance Period. After that, I will have 60 days in which to exercise any vested options.

    Any complimentary or discounted broadband services that I would be entitled to as an employee will continue through the end of the Severance Period; however, any services provided by another company through a reciprocal agreement or similar arrangement, may not continue.

    The Company will not contest any claim for unemployment compensation made by me based upon the fact of my separation from employment by the Company.

    I will be provided outplacement assistance for a period of 9 months. The details of the assistance I will receive will be determined by the Company, and information will be provided by the outplacement firm.

Whether or not I sign this Agreement, I will receive my wages or other compensation for all time worked through my Separation Date, accrued vacation, and any other accrued leave time which I am entitled to under applicable law, through my Separation Date, and health benefits through the end of the month of my Separation Date. Except as provided in this Agreement, no payment, compensation, leave time, insurance or other benefits, will be furnished or paid to me, other than vested benefits pursuant to the Charter savings plans. I understand that the Company may change payroll dates, schedules, amounts; insurance carriers or benefit plans or otherwise modify its payroll or benefit plans for its active employees, and that to the extent I am entitled to any such coverage or benefit after my Separation Date, those changes will be applied to me as well. Except as described in this Agreement, as of my Separation Date, I will cease to be eligible to participate under, or covered by, any insurance or self-insured welfare benefit, bonus, incentive compensation, commission, life insurance, retirement, or other compensation or benefit plans, and have no rights under any of those plans, unless the terms of the plan provide for coverage following separation from employment or I exercise any conversion privileges, at my own cost, as may be provided in those plans, or unless and to the extent I am entitled to payment of benefits as a participant with vested benefits under any such plans.

(b). Separation from Employment: My employment with the Company will terminate on April 30, 2005, unless an earlier date is mutually agreed upon by me and Company pursuant to section (g) of this Agreement ("Separation Date"). If I become re-employed by the Company in the future in any capacity, my separation payments shall cease as of the date that I accept such offer of employment, and I will not be entitled to any further separation payments beyond those received as of that date: However, all other obligations of both parties set forth herein shall continue. I resign all offices I hold with the Company or any of its plans, subsidiaries or affiliates as of the Separation Date.

(c). Complete Release: I unconditionally and irrevocably release the Company, its current and former parents, subsidiaries, and affiliates, and their current or former employees or agents and related parties ("Releasees") from all known or unknown claims, if any, that I presently could have for any event that has occurred prior to my signing this Agreement arising out of my employment with the Company or my separation from employment. I understand that this means that I am releasing the Releasees and may not bring claims against them under (a) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (b) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (c) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (d) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (e) the WARN Act, which requires that advance notice be given of certain workforce reductions; (f) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (g) the Fair Labor Standards Act of 1938, which regulates wage and hour matters; (h) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (i) the Sarbanes-Oxley Act of 2002, which, among other things, provides Whistleblower protection; (j) any of the state laws listed in Attachment A to this Agreement, which is incorporated into this Agreement by reference; or (k) any other law prohibiting retaliation based on exercise of my rights under any law, providing whistleblowers protection, providing workers' compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer's right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, and any other law relating to salary, commission, compensation, benefits, and other matters. I specifically represent that I have not been treated adversely on account of age, nor have I otherwise been treated wrongfully in connection with my employment with the Company or my separation from employment and that I have no basis for a claim under the Age Discrimination in Employment Act. I specifically waive any right I may have to receive benefits under any Company severance plan. I acknowledge that the Company relied on the representations and promises in this Agreement in agreeing to pay me the benefits described in subsection (a). I understand that I am releasing claims for events that have occurred prior to my signing this Agreement that I may not know about. This release does not include claims arising after the date I sign this Agreement, or any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported.

(d). Promise Not to File Claims: I promise and agree never to file any lawsuit based on a claim purportedly released by this Agreement, and I will withdraw with prejudice any such lawsuit or other legal action that may already be pending. Although this Agreement does not preclude me from filing a charge with any administrative agency, I promise never to seek or accept any damages, remedies, or other relief for myself personally (any right to which I hereby waive) by prosecuting such a charge, or otherwise, with respect to any claim purportedly released by this Agreement.

(e). Non-admission of Liability: This Agreement is not an admission of wrongdoing by any released party.

(f). Non-Disparagement: As a free and voluntary act, Company and I agree to conduct ourselves in a professional and positive manner in all dealings, communications and contacts concerning the Company, my employment, or my separation from employment. Company and I agree not to criticize, denigrate, disparage, or make any derogatory statements about me or the Company, respectively. In particular, I agree not to make any derogatory statements about the Company (including any subsidiaries, or affiliates), its business plans, policies and practices, or about any of its officers, employees or former officers or employees, to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any Internet publication, posting, message board or weblog), members of the media, or any other person. I also agree not to damage any Company property nor shall I harm or in any way adversely affect the reputation and goodwill of the Company. Nothing in this paragraph shall prevent me or Company from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission. For purposes of this section (f), the Company's obligations shall be limited to statements and conduct made by any then current executive officer of Charter.

(g). Employee in Good Standing: From the date of this Agreement through the Separation Date, I will perform such executive, managerial and administrative duties as may be assigned to me from time to time by the Company's President or his or her designee and such duties as may be necessary to complete an orderly and efficient transition of my job duties as of the date of execution of this Agreement to the best of my ability and using my best efforts. The Company will consider allowing me to work a flexible schedule up to the Separation Date depending upon the progress I make in performing my assigned duties and completing the transition. I will, as part of my obligations as an employee, and under this Agreement, meet with an attorney(s)/agent(s) designated by Charter as part of my exit interview (or at a different time established by Charter's counsel or agent) and completely and truthfully answer all questions such attorney(s) or agent(s) might have concerning the business or operation of Charter Communications, my own conduct as an employee, and conduct of any present or former officer or employee of Charter Communications. Company and I may mutually agree to a final employment date prior to the Separation Date. The Company agrees not to unreasonably withhold such mutual agreement if my principal assigned duties are completed and an orderly and efficient transition of my job duties is completed prior to April 30, 2005. The Company specifically agrees that I may seek and accept other employment prior to my Separation Date (with a start date subsequent to my Separation Date) and that such job search efforts and/or acceptance of other employment will not damage Company and will not violate this Agreement or render this Agreement null and void. If my final employment date ends prior to April 30, 2005, per the terms of this Section (k), then I agree I will not be entitled to or paid salary for the period of time between the date my employment ends and the Separation Date I understand that my right to receive and retain the payments and benefits provided by this Agreement is provided and conditioned upon my agreement to and compliance with the terms of this Agreement (subject, however, to the limitations provided by applicable law with respect to compliance with the release provisions of the Agreement or otherwise), and that failure to comply with this interview obligation, failure to comply with (or breach of) any of my other obligations under this Agreement, failure to perform any of my material duties as an employee at a performance level acceptable to the Company after having received notice of the deficiencies and a reasonable period of time and opportunity to correct the same, engaging in illegal or fraudulent conduct during my employment (even if discovered after my Separation Date), engaging in intentional material misconduct prior to the Separation Date, or any discovery that I have failed to completely and truthfully answer all questions asked of me during the exit interview referred to above, will relieve Charter of its obligations under this Agreement, and (unless otherwise prohibited by applicable law) obligate me to repay to Charter upon demand all Separation Pay paid to me (which I promise and agree to do) in addition to and not in lieu of any other rights or remedies, but will not affect any other rights or obligations under this Agreement Any material misconduct discovered after my Separation Date, will render this Agreement null and void at Charter's option and will result in forfeiture of all remaining separation pay, benefits and other consideration described in Paragraph (a), as well as an obligation to repay all Separation Pay through the date of discovery, but will not affect any other rights or obligations under the Agreement.

(h). Future Cooperation: I agree to cooperate with the Company (including its employees, officers, directors, attorneys or representatives), and to furnish any information, testimony or affidavits in connection with any matter that arose during my employment and concerned any of my duties, any matters involving any area or operation over which I had any management responsibility, and any matter of which I may have any knowledge or involvement. Such cooperation may be performed at reasonable times and places and in a manner as not to interfere with any other employment in which I may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony, sworn statement or declaration that is not complete and truthful. If the Company requires me to travel outside the metropolitan area in the United States where I then reside to provide any testimony or otherwise provide any such assistance, then Charter will reimburse me for any reasonable, ordinary and necessary travel and lodging expenses incurred by me to do so provided I submit all documentation required under Charter's standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses.

(i). Confidential and Proprietary Information; Covenant Not To Compete: I acknowledge and agree that, in the course of my employment with the Company, I may have learned about Confidential and Proprietary Information (defined below) of the Company under a relationship of trust and confidence and with the understanding that this information shall be maintained in confidence. "Confidential and Proprietary Information" means confidential and/or proprietary information or trade secrets of or relating to the Company or any of its subsidiaries and affiliates (and includes information the disclosure of which might be harmful to the Company), including but not limited to information concerning Company personnel, confidential financial information, customer or customer prospect information, information concerning subscribers, subscriber and customer lists and data, methods and formulas for estimating costs and setting prices, engineering design standards, testing procedures, research results (such as marketing surveys, programming trials or product trials), cost data (such as billing, equipment and programming cost projection models), compensation information and models, business or marketing plans or strategies, deal or business terms, budgets, vendor names, programming operations, product names, information on proposed acquisitions or dispositions, actual performance compared to budgeted performance, long-range plans, results of internal analyses, computer programs and programming information, techniques and designs, and trade secrets, but does not include information generally known in the marketplace. In addition, Confidential and Proprietary Information includes information of another company given to the Company with the understanding that the Company and its employees will keep this information confidential. (For example, another company may disclose its own confidential information to the Company in the instance of a potential acquisition or other business transaction). I agree that all Confidential and Proprietary Information described herein is the exclusive property of the Company. I promise and agree that I will never directly or indirectly disclose, reveal or divulge any Confidential and Proprietary Information to any other person or entity, nor use any of such information for any personal or business purpose.

I agree that I will not, during the Severance Period, perform any work as an employee, consultant, contractor, or in any other capacity with, directly or indirectly own in any interest in, or directly or indirectly provide any services or advice to (a) Cequel III (or any of its affiliates, or any entity invested in or owned or controlled by Cequel III or any of its principals, excluding publicly traded corporations in which such persons(s) or entities own or control less than 5% interest), or any company or business in which Cequel III or any of Cequel III's principals own an interest (other than a publicly traded corporate in which such person(s) and entities own or control less than a 5% interest). It is understood that the principals of Cequel III include Jerry Kent and Howard Wood, or (b) any regional bell operating company ("RBOC") that provides or is seeking to provide telephony (or other telephone) services in any area where Charter or any of its subsidiaries is providing, offering or marketing telephony services.

(j). Non-Solicitation: During my employment and the Severance Period, I will not directly or indirectly recruit any employee with whom I worked or directly or indirectly supervised during my Company employment (other than any secretarial, clerical or custodial employees) to work for another company or business; nor will I assist anyone else in recruiting or hiring any such employee to work for another company or business or discuss with any such person his or her leaving the employ of the Company to engage in a business activity in competition with the Company. During the severance period, I also will not (i) solicit or encourage any customer or subscriber of the Company to purchase any service or product of a type offered by or competitive with any product or service provided by the Company, or to reduce the amount or level of business purchased by such customer from the Company; or (ii) take away or procure for the benefit of any competitor of the Company, any business of a type provided by or competitive with a product or service offered by the Company. These provisions shall be fully enforceable to the fullest extent permitted by applicable law in such circumstances.

(k). Provisions Concerning Confidentiality And Non Solicitation: I agree that to the extent any of the provisions of the paragraph of this Agreement regarding "Confidential and Proprietary Information; Covenant Not To Compete" or "Non-Solicitation," or their application shall be deemed to be unenforceable or invalid by a Court, then the provisions determined to be invalid shall be deemed severable and shall not affect the validity and enforceability of the remaining provisions of this Agreement. In addition, to the extent any such provision shall be determined by a Court to be unenforceable to any extent or to any degree, I agree that provision shall not be rendered invalid, but instead shall be automatically amended to such lesser time period, degree, scope and/or extent as shall grant the Company the maximum protection allowed by applicable law in such circumstances. In addition to and not in lieu of its other legal rights, the Company shall have the right to an injunction (without any required bond) to prevent any actual or threatened violation of any provisions of the paragraph of this Agreement regarding "Confidential and Proprietary Information; Covenant Not To Compete" or "Non-Solicitation," and to recover and/or cease making any payments called for by this Agreement.. The Company and I agree that in any action filed by Charter or me to enforce any rights under this Agreement, or collect any monies owed under this Agreement, the party who prevails on that issue in that litigation shall be entitled to recover from the other party all reasonable attorney's fees and costs incurred by such party to prevail on that issue.

(l). Return of Property: I have returned, or will return, to the Company on my Separation Date (or at some earlier time requested by the Company), all files, memoranda, documents, records, credit cards, keys, computers, cellular telephone, other equipment, badges, vehicles, Confidential Information and any other property of the Company. I also will reveal to the Company on or before my Separation Date all access codes to any computer or other program or equipment. Since I was informed of my separation, I have not deleted or destroyed any Company documents or information, in hard copy or electronic format, without my supervisor's consent. By my signature on this Agreement, I agree to allow the Company to deduct from my severance payments, vacations or any other payments due any amounts that I owe the Company including, but not limited to, amounts owed for unreturned property or equipment.

(m). Existing Obligations Continue: I agree to remain bound by any Company agreement or policy relating to confidential information, invention, non-solicitation, non competition, or similar matters to which I am now subject.

(n). This Agreement to be Kept Confidential: I have not disclosed and will not disclose the terms, amount, or existence of this Agreement to anyone other than my spouse, my attorney, and my tax or financial advisor. If I am legally required to disclose any such information, I will notify the Company prior to doing so. Nothing herein shall preclude me from disclosing to those assisting with my job search and potential employers the specific terms of my agreements relating to non competition, non solicitation and confidential and proprietary information contained in this Agreement but will redact any monetary terms of this Agreement, and in particular any of the provisions of (a) or (b) above.

(o). Indemnification: I will be entitled to the benefit of, and will be provided, all rights to indemnification that the Company provides to its officers and directors generally under its Articles of Incorporation and/or By-laws, to the full extent permitted by such Article and/or By-law provisions.

(p). Consideration of Agreement: The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave me, and I understand that I have, 21 days in which to consider this Agreement, sign it and return it to the Company. I waive any right I might have to additional time within which to consider this Agreement. I understand that I may discuss this Agreement with an attorney, at my own expense during this period. I understand that I may revoke this Agreement within 7 days after I sign it. I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily. I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive, including the benefits described in Paragraph (a) of this Agreement.

(q). Choice of Law: This Agreement was drafted in Missouri, and the Company's Corporate offices are in Missouri. Therefore, this Agreement is to be governed by and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles, and this Agreement shall be deemed to have been accepted and entered into in the State of Missouri.

(r). Entire Agreement: This Agreement is the entire agreement between the Company and me relating to my separation from employment or the subject matter of this Agreement. the Company has made no representations or promises to me (such as that my former position will remain vacant), other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

This Agreement was presented to me on March 8, 2005. I have been advised to take this Agreement home, read it, and carefully consider all of its provisions before signing it. I will have 21 days, to and including March 30, 2005, in which to consider it, sign it and return it to Lynne F. Ramsey. This agreement will not become effective until it has been executed by the Company representative named below.

I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.

Presented By:

Name:
Date Delivered:

Employee:

Signature: /s/ Thomas Cullen
Printed Name: Thomas A. Cullen

Date Signed: March 14, 2005

Company:

Signature: /s/ Lynne Ramsey
Printed Name: Lynne F. Ramsey

Date Received: March 15, 2005

Please Return To:

Lynne F. Ramsey
Senior Vice President, Human Resources
Charter Communications
12405 Powerscourt Drive
St. Louis, MO 63131